LITHIUM TECHNOLOGY CORPORATION

10379B Democracy Lane
Fairfax, VA 22030

March 28, 2011

Mr. Fred Mulder
FMSUD Consultancy BV
Goilberdingerdijk 26
4105 LB Culemborg
Netherlands

Re: Extension of Business Consultant Agreement

Dear Mr. Mulder:

This letter agreement is intended to set forth the terms and conditions by which you and Lithium Technology Corporation (the "Company") agree to extend the term of a certain Business Consultant Agreement dated as of September 25, 2009 between FMSUD Consultancy BV and the Company (the "Agreement") and upon the terms of compensation that you shall receive as a Director of the Company.

You and the Company hereby agree to the following amendments to the Agreement:

1. The term of the Agreement shall be extended and that the extended term shall commence on January 1, 2011 and shall terminate on December 31, 2012 unless terminated earlier pursuant to Section 2 thereof.

For your services as a Director of the Company, the Company agrees to compensate FMSUD Consultancy BV the fee of € 4,167 per month during the term in which you serve as a Director.

If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

LITHIUM TECHNOLOGY CORPORATION

By: ______________________________

Theo M. M. Kremers
CEO

CONFIRMED AND AGREED
as of the date written above:

By: ______________________________

If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

LITHIUM TECHNOLOGY CORPORATION

By:______________________________

CONFIRMED AND AGREED
as of the date written above:

By: Fred Mulder